UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1 2007

CENTERLINE HOLDING COMPANY
(Formerly CharterMac)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2007, Centerline Capital Group Inc., a subsidiary of Centerline Holding Company (the “Registrant”), initiated a co-investment program which provides its principal executive officers and other key managers with the opportunity to invest their capital in investment vehicles that will participate in the Registrant’s investment in certain funds sponsored and managed by the Registrant.  The initial co-investment program will provide executives with the opportunity to co-invest with the Registrant’s fund manager in Centerline High Yield CMBS Fund III LLC, an investment vehicle created to invest in high yield CMBS and commercial real estate CDOs.  Executives who invest in this and other co-investment programs will participate in the investment made by the Registrant’s subsidiary as fund manager, on the same terms as the funds’ third party equity investors.  Such executives also will have the opportunity to obtain a share of promote payments, if any, allocated to the fund manager, which promote interests will be subject to a three-year vesting period contingent on continued employment.  Participants in the co-investment program will be determined by the Registrant’s Chief Executive Officer, in his sole discretion.  Centerline Capital Group anticipates that the co-investment program will be available with respect to additional funds sponsored by the Registrant on a periodic basis.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)
BY:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Chief Executive Officer

October 1, 2007